UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 22, 2016
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34023	84-1472231
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2016, U.S. Geothermal Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right, in its sole and absolute discretion, to sell to LPC up to $10,000,000 of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement and imposed by the Company’s board of directors and pricing committee thereof.

Pursuant to the Purchase Agreement, upon the satisfaction of both the conditions to the Company’s right to commence sales under the Purchase Agreement and the conditions to LPC’s obligation to purchase under the Purchase Agreement, LPC is obligated to initially purchase $650,000 in shares of Common Stock at a price equal to $0.59 per share. Thereafter, on any business day and as often as every business day over the 30-month term of the Purchase Agreement, and up to an aggregate amount of an additional $9,350,000 (subject to certain limitations) in shares of Common Stock, the Company has the right, but not the obligation, at its sole discretion and subject to certain conditions, to direct LPC, by notice from time to time, to purchase up to 250,000 shares of Common Stock, which amount may be increased in accordance with the Purchase Agreement if the closing sale price of Common Stock on the NYSE MKT LLC exceeds certain specified levels. Provided, however, that the Company shall not issue or sell and LPC shall not purchase or acquire any shares of Common Stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock beneficially owned by LPC and its affiliates, would result in LPC and its affiliates beneficially owning more than 9.99% of the then issued and outstanding shares of Common Stock. The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be based on prevailing market prices of Common Stock at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of Common Stock to LPC.

All shares of Common Stock to be issued and sold to LPC under the Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-192611), filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and declared effective on February 4, 2014, and the prospectus supplement thereto dated January 25, 2016.

The Company intends to use the net proceeds from the sale of the securities pursuant to the Purchase Agreement to fund the recent acquisition from Goldman Sachs of the majority of their cash flow interest in and ownership of the Raft River geothermal project, support ongoing development projects and for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and LPC, limitations and conditions to completing future sale transactions, indemnification rights and other obligations of the parties. There is no upper limit on the price per share that LPC could be obligated to pay for Common Stock under the Purchase Agreement. LPC shall not have the right or the obligation to purchase any shares of Common Stock if the purchase price of those shares, determined as set forth in the Purchase Agreement, would be below $0.25 per share. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, without limitation, market conditions, the trading price of the Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. As consideration for entering into the Purchase Agreement, the Company has agreed to issue to LPC 362,115 shares of Common Stock. The Company will not receive any cash proceeds from the issuance of these 362,115 shares.

The Company has entered into an agreement with Drexel Hamilton, LLC (“Drexel”), a registered broker-dealer and FINRA member, pursuant to which Drexel agreed to act as the placement agent in connection with the sale of shares of Common Stock to LPC. Subject to the Company’s and Drexel’s receipt of written confirmation that the Corporate Finance Department of Financial Industry Regulatory Authority, Inc. (“FINRA”) has determined not to raise any objection with respect to the fairness or reasonableness of the compensation terms of the Company’s arrangement with Drexel, the Company will pay Drexel a cash fee of $15,000 in compensation for its services in acting as placement agent in the sale of Common Stock to LPC.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Purchase Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference. The foregoing description of such agreement and the transaction contemplated thereby is qualified in its entirety by reference to such exhibit. In addition, the Purchase Agreement has been included to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01	Other Events.

The information set forth in Item 1.01 is incorporated herein by reference. The Company is filing the opinion of its counsel, Dorsey & Whitney LLP, relating to the legality of the issuance and sale of the shares of Common Stock pursuant to the Purchase Agreement, as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein and into the Registration Statement by reference.

On January 25, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

As previously announced, we have engaged Marathon Capital to investigate strategic alternatives. While there have been preliminary discussions with a number of parties, the Company is not currently engaged in negotiations with any party with respect to a potential transaction as part of the strategic evaluation and has not entered into any agreement with respect to any such proposed transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Dorsey & Whitney LLP *

10.1	Purchase Agreement, dated as of January 22, 2016, by and between U.S. Geothermal Inc. and Lincoln Park Capital Fund, LLC *

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1) *

99.1	Press release of U.S. Geothermal Inc., dated January 25, 2016, entitled “U.S. Geothermal Inc. Reestablishes Share Purchase Agreement with Lincoln Park Capital Fund, LLC”

*

Exhibits are hereby incorporated by reference as exhibits to the Company’s registration statement on Form S-3 (Registration No. 333-192611), which was filed with the Securities and Exchange Commission on November 29, 2013, amended on January 22, 2014 and declared effective on February 4, 2014, pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2016		U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer